Exhibit 3.2

I certify from the records of this office that INTERNAL FIXATION SYSTEMS, INC. is a corporation organized under the laws of the State of Florida, filed on March 10, 2006.

The document number of this corporation is P06000035850.

I further certify that said corporation has paid all fees due this office through December 31, 2010, that its most recent annual report/uniform business report was filed on March 5, 2010, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

CR2E022 (01-07)	Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital this the Ninth day of July, 2010 /s/ Dawn K. Roberts Dawn K. Roberts Secretary of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 8, 2010, to Articles of Incorporation for INTERNAL FIXATION SYSTEMS, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P06000035850.

CR2E022 (01-07)	Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital this the Ninth day of July, 2010 /s/ Dawn K. Roberts Dawn K. Roberts Secretary of State

COVER LETTER

TO: Amendment Section Division of Corporations
NAME OF CORPORATION:	INTERNAL FIXATION SYSTEMS, INC.
DOCUMENT NUMBER:	P06000035850

The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following:

Robert M. Hoffman, Esq.

Name of Contact Person

Law Office of Robert M. Hoffman

Firm/ Company

9155 South Dadeland Boulevard

Address

Miami, Florida 33156

City/ State and Zip Code

rrrhof@aol.com

Email address: (to be used for suture annual report notification)

For further information concerning this matter, please call:

Robert M. Hoffman, Esq	at (305) 447-1680
Name of Contact Person	Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee	☐ $43.75 Filing Fee & Certificate of Status	☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)	☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

INTERNAL FIXATION SYSTEMS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000035850

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.      If amending name, enter the new name of the corporation:

                                          N/A                        The new name must be distinguishable and contain the word "corporation," "company, or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp,' "Inc,' or "Co". A professional corporation name must contain the word "chartered," "professional association, " or the abbreviation "P.A."

B. Enter new principal office address, if applicable:	N/A
(Principal office address MUST BE A STREET ADDRESS )

C. Enter new mailing address, if applicable:	N/A
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:	N/A

(Florida street address)
New Registered Office Address:	, Florida
(City) (Zip Code)

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

N/A
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

N/A			☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary).   (Be specific)

Amending Article IV: Increasing the number of shares the corporation is authorized to issue from 1000 (One Thousand) to 10,000,000 (Ten Million)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption:	4/16/10
(date of adoption is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)       (CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by
(voting group)

☐	The amendment(s) was/were adopted by -the board of directors without shareholder action and shareholder action was not required.

☑	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	4/16/10

Signature	/s/ Stephen J. Dresnick
(By a director, president or other officer- if directors or officers have not been selected, by an icorporator - if in the hands of a receiver trustee, or other court appointed fiduciary)

Stephen J. Dresnick
(Typed or printed name of person signing)

President
(Title of person signing)